Exhibit 10.3

FORM OF

FRANCHISE GROUP, INC. 2019 OMNIBUS INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

This Agreement is made as of <<DATE>> by and between Franchise Group, Inc., a Delaware corporation (“Company”), and <<NAME>> (“Participant”).

Whereas, as of <<DATE>> (the “Date of Grant”), pursuant to the terms and conditions of the Franchise Group, Inc. 2019 Omnibus Incentive Plan (“Plan”), the Administrator of the Plan authorized the grant to the Participant of Restricted Stock Units (“RSUs”) upon the terms and conditions set forth in this Agreement and subject to the terms of the Plan; and

Whereas, the Participant desires to acquire and accept the RSUs on the terms and conditions set forth in this Agreement.

IT IS AGREED:

1.             Grant of RSUs. The Company hereby grants the Participant <<NUMBER>> RSUs. Subject to the terms and conditions of the Plan and this Agreement, each RSU represents an unsecured promise of the Company to deliver, and the right of the Participant to receive, one (1) share of the Stock at the time and on the terms and conditions set forth herein. As a holder of RSUs, the Participant has only the rights of a general unsecured creditor of the Company. Capitalized terms used and not otherwise defined herein shall have the same meaning as set forth in the Plan.

2.             Vesting.

(a)           Vesting Schedule. These RSUs will vest in accordance with the vesting schedule below, provided the Participant remains continuously employed with, or in service to, the Company from the Date of Grant until such time:

First anniversary of the Date of Grant:	33%
Second anniversary of the Date of Grant:	33%
Third anniversary of the Date of Grant:	34%

(b)           Effect of Termination of Service. Except as may be provided in any employment agreement in effect between the Participant and the Company and except as provided below, the RSUs shall be forfeited as of the Participant’s Termination of Service to the extent not vested at such time.

Notwithstanding the foregoing, in the event the Participant’s Termination of Service is due to the Participant’s death or Disability, and at a time when the Participant’s employment could not have been terminated for Cause, the Participant shall become vested in a pro-rated portion of the RSUs subject to this Agreement. Such portion shall be equal to (i) the total number of RSUs multiplied by a fraction, the numerator of which is the number of days from the Date of Grant until the date of such death or termination due to Disability and the denominator of which is the total number of days from the Date of Grant until the third (3rd) anniversary of the Date of Grant, reduced by (ii) the RSUs which have previously vested.

(c)           Effect of Change of Control. The RSUs shall become vested in full upon a Change of Control. If, upon the Change of Control, the Stock is no longer traded on an established securities exchange, or the Award is assumed by another entity but will be settled in shares or other securities that are not traded on an established securities exchange, then the Company shall settle the Award by paying cash to the Participant as soon as practicable (and within thirty (30) days) after the Change of Control in an amount equal to the Fair Market Value (determined as of the date of the Change of Control) of the number of shares of Stock that are subject to the vested RSUs.

3.             Settlement of Award. Except as provided in Section 2(c), the Company shall issue to the Participant one (1) share of Stock for each RSU that has become vested and payable under Section 2 above and shall deliver to the Participant such shares as soon as practicable (and within thirty (30) days) after the applicable vesting date.

4.             Shareholder Rights. The Participant shall not have any rights as a shareholder with respect to shares of Stock subject to any RSUs until issuance of the shares of Stock. The Company may include on any certificates or notations representing shares of Stock issued pursuant to this Agreement such legends referring to any representations, restrictions or any other applicable statements as the Company, in its discretion, shall deem appropriate.

5.             Recoupment of RSUs.

(a)           Termination of Service for Cause. In the event the Participant’s Termination of Service is for Cause, the Participant will not be entitled to receive and will forfeit any shares of Stock that have not been delivered previously to the Participant (even if the RSUs previously vested). In addition, if the Participant’s Termination of Service is for reasons other than Cause, but after the date of such termination, the Company learns facts that would have permitted it to terminate the Participant’s service for Cause, then the Participant will not be entitled to receive and will forfeit any shares of Stock that have not been delivered previously to the Participant (even if the RSUs previously vested). The Participant also shall return to the Company the Fair Market Value of any Stock acquired via RSUs awarded hereunder to the Participant within the six (6) month period prior to the date of the Termination of Service or thereafter. In that event, the Participant hereby agrees to remit the Fair Market Value to the Company in cash within thirty (30) days of the Company's demand therefore. The Company, in its discretion, may require the Participant to return to the Company the Fair Market Value in the form of any Stock that the Participant still holds and that was acquired under the RSUs. Nothing herein impairs the right of the Company to recoup any other economic value of the RSUs as provided in Section 14(c)(iii) of the Plan.

(b)           Competing With the Company, Breach of Confidentiality. Following the Participant’s Termination of Service for any reason, the Administrator, in its discretion, may require the Participant to return to the Company the Fair Market Value of any Stock acquired via RSUs awarded hereunder within the six (6) month period prior to the date of the Participant’s Termination of Service or thereafter if the Participant at any time during the term of his or her employment or service with the Company and for an additional period of one (1) year thereafter, without the Company's prior written consent, directly or indirectly, engages in the business of or owns or controls an interest in (except as a passive investor owning less than two percent (2%) of the equity securities of a publicly owned corporation), or acts as a director, officer or employee of, or consultant to any partnership, joint venture, corporation or other business entity directly or indirectly engaged in any business that competes with the Company anywhere in the actual geographic location in which the Company conducts business in the United States at the time of the Participant’s Termination of Service. In that event, the Participant agrees to remit the Fair Market Value to the Company in the same manner as provided in Section 5(a).

The time period during which the restrictions set forth in this Section 5(b) apply shall be extended by the length of time during which the Participant violates the restrictions in any respect. Nothing herein impairs the right of the Company to recoup any other economic value of the RSUs as provided in Section 14(c)(iii) of the Plan.

6.             Cash Dividends. For so long as the Participant holds outstanding RSUs under this Agreement, if the Company pays any cash dividends on its Stock, then the Company will pay the Participant in cash, for each outstanding RSU covered by this Agreement as of the record date for such dividend, the per share amount of such dividend that the Participant would have received had the Participant owned the underlying shares of Stock as of the record date of the dividend if, and only if, the RSUs become earned and payable and the related shares of Stock are issued to the Participant. In that case, the Company shall pay such cash amounts to the Participant at the same time the related shares of Stock are delivered.

7.             Withholding Tax. If the Company is required to withhold any federal, state or local taxes with respect to the vesting of the RSUs or the issuance of shares hereunder, then the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any Federal, state and local taxes of any kind required by law to be withheld or paid with respect to that amount. If permitted by the Company, tax withholding or payment obligations may be settled with Stock, including Stock that is otherwise issuable hereunder that gives rise to the withholding requirement. The obligations of the Company under the Plan and pursuant to this Agreement shall be conditioned upon that payment or arrangements with the Company and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant from the Company or any Affiliate.

8.             Nonassignability. The Award shall not be assignable or transferable except by will or by the laws of descent and distribution in the event of the death of the Participant. No transfer of the Award by the Participant by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of the will, if any, and such other evidence as the Company may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of the Award.

9.             Participant Representations. The Participant hereby represents and warrants to the Company that:

(a)           The Participant is acquiring the RSUs and shall acquire any Stock hereunder for his or her own account and not with a view towards the distribution thereof other than a distribution that in the opinion of counsel for the Company would not violate the Act;

(b)           The Participant understands that he or she must bear the economic risk of the investment in the Stock awarded, which cannot be sold unless they are registered under the Act or an exemption therefrom is available thereunder and that the Company is under no obligation to register the RSUs for sale under the Act;

(c)           In the Participant’s negotiations with the Company, the Participant has had both the opportunity to ask questions and receive answers from the officers and employees of the Company and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder and to obtain any additional information to the extent the Company possesses or may possess such information or can acquire it without unreasonable effort or expense.

(d)           The Participant is aware that the Company shall place stop transfer orders with its transfer agent against the transfer of any shares of Stock in the absence of registration under the Act or an exemption therefrom as provided herein.

10.          Restrictions on Transfer of Shares.

(a)           Anything in this Agreement to the contrary notwithstanding, the Participant hereby agrees that he or she shall not sell, transfer by any means or otherwise dispose of the shares of Stock acquired hereunder by him or her without registration under the Act, or in the event that they are not so registered, unless (i) an exemption from the Act registration requirements is available thereunder and (ii) the Participant has furnished the Company with notice of the proposed transfer and the Company’s legal counsel, in its reasonable opinion, shall deem the proposed transfer to be exempt.

(b)           If the shares of Stock have not been registered under the Act, the certificates evidencing the shares of Stock may bear the following legends:

“The shares of Stock represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933, as amended, or under the Securities Act of any State. The shares of Stock represented by this Certificate may not be sold or transferred in the absence of an effective registration statement for the shares under the Securities Act of 1933, as amended, and such state laws as may be applicable, or an opinion of counsel satisfactory to the Company that registration is not required.”

“The shares represented by this Certificate have been acquired pursuant the Franchise Group, Inc. 2019 Omnibus Incentive Plan, a copy of which is on file with the Company, and may not be transferred, pledged or disposed of except in accordance with the terms and conditions thereof.”

11.          No Right to Continued Employment or Service. Neither the Plan, the granting of this Award nor any other action taken pursuant to the Plan or this Award constitutes or is evidence of any agreement or understanding, express or implied, that the Participant will remain employed with, or in service to, the Company for any period of time or at any particular rate of compensation.

12.          Miscellaneous.

(a)           Notices. All notices, requests, deliveries, payments, demands and other communications that are required or permitted to be given under this Agreement shall be in writing and shall be either delivered personally or sent via registered or certified mail, or by private courier, return receipt requested, postage prepaid to the parties at their respective addresses, or to such other address as either shall have specified by notice in writing to the other.

(b)           Conflict with the Plan. In the event of a conflict between the provisions of the Plan and the provisions of the Agreement, the provisions of the Plan shall, in all respects, control.

(c)           Shareholder Rights. The Participant shall not have any of the rights of a stockholder with respect to the RSUs until the shares have been issued as provided herein.

(d)           Waiver. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach.

(e)           Entire Agreement. The terms of this Agreement and the Plan (and all documents referenced in the Plan) constitute the entire agreement between the parties with respect to the subject matter hereof. This Agreement may not be amended except by a writing executed by the Participant and the Company. The parties acknowledge that they have not relied upon any prior oral representations with respect to the subject matter hereof.

(f)             Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto, and to the extent not prohibited herein, their respective heirs, successors, assigns and representatives. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto and as provided above, their respective heirs, successors, assigns and representatives any rights, remedies, obligations or liabilities.

(g)           Governing Law. This Agreement shall be governed by the laws of the State of Delaware, except to the extent federal law applies. Any dispute arising out of this Agreement shall be resolved in either the Delaware state court or the United States District Court for the District of Delaware. The Participant hereby submits to the jurisdiction of these courts and agrees that venue properly lies in those courts with respect to any action, suit, claim or dispute arising under or with respect to this Agreement. The parties hereto waive any right they might have to a jury trial. The provisions of this Agreement are offered by each party as a material inducement to enter into this Agreement.

[Signatures on the following page]

In witness whereof, the parties hereto have signed this Agreement as of the day and year first written above.

Franchise Group, Inc.

_______________________________

Name:
Title:

Participant

______________________________